UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 20, 2008 (November 14, 2008)
WRIGHT EXPRESS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-0526993

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

97 Darling Avenue, South Portland, ME	04106

Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code (207) 773-8171

(Former name or former address if changes since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
     On November 14, 2008, the Board of Directors of Wright Express Corporation (the “Company”) approved an amended and restated version of the Company’s By-Laws effective immediately.
     Article I, Sections 4 and 5 (relating to notice of shareholder business and nomination of directors) was amended to, in summary: (a) expand the information that must be provided in a shareholders notice of proposed business or a nomination to include, among other things, information about derivatives, hedged positions and other economic and voting interests, information about any agreements the proponent may have with others in connection with the proposed business or nomination, and the exact text of any proposal; and (b) clarify the scope of and procedure relating to the advance notice provisions and the authority of the chairman of the meeting in determining whether business or nominations have been brought in accordance with the by-law requirements.
     A copy of the amended and restated by-laws is filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated by reference. The copy is marked to show changes from the prior by-laws. The description in this Item 5.03 of the amendments to the by-laws is qualified in its entirety by reference to the amended and restated by-laws filed as Exhibit 3.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Wright Express Corporation

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRIGHT EXPRESS CORPORATION
Date: November 20, 2008	By:	/s/ Hilary A. Rapkin
Hilary A. Rapkin
Senior Vice President, General Counsel and Corporate Secretary

WRIGHT EXPRESS CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated November 20, 2008
EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Wright Express Corporation